UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas		77077-4760
(Address of principal executive offices)		(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc. (the “Company”), was held on Wednesday, May 18, 2016. The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 20, 2016. At the Annual Meeting, the stockholders of the Company:

Item 1. Elected all eight director nominees to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors have been elected:

Nominee	For	Withheld	Broker Non-Vote
James Browning	15,100,203	156,912	689,224
Mattia Caprioli	15,155,357	141,758	689,224
Charles Davis	15,115,896	141,219	689,224
Kevin Mulloy	15,119,606	137,509	689,224
Kevin O’Hara	15,180,192	76,923	689,224
Keith Olsen	15,176,399	80,716	689,224
Brent Whittington	15,119,506	137,609	689,224
Ditlef de Vibe	15,183,902	73,213	689,224

Item 2. Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Withheld/Abstain
15,802,365	143,082	892

Item 3. Approved the First Amendment to the RigNet, Inc. 2010 Omnibus Incentive Plan:

For	Against	Withheld/Abstain	Broker Non-Votes
12,268,303	2,987,740	1,072	689,224

Item 4. Approved changes to the material terms of the performance goals for the performance awards under the RigNet, Inc. 2010 Omnibus Incentive Plan:

For	Against	Withheld/Abstain
15,803,747	139,783	2,809

Item 5. Approved an Amendment to RigNet Inc.’s Amended and Restated Certificate of Incorporation:

For	Against	Withheld/Abstain
15,901,965	37,942	6,432

Item 6. Approved, as an advisory vote, the compensation of named executive officers:

For	Against	Withheld/Abstain	Broker Non-Votes
15,137,287	116,634	3,194	689,224

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ CHARLES E. SCHNEIDER
Charles E. Schneider
Chief Financial Officer

Dated: May 18, 2016